UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 15, 2022

KVH Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082	05-0420589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
50 Enterprise Center, Middletown, RI 02842
(Address of Principal Executive Offices) (Zip Code)

(401) 847-3327
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
The Nasdaq Stock Market LLC
Common Stock, par value $0.01 per share	KVHI	(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
     Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously disclosed in the Notification of Late Filing on Form 12b-25 filed by KVH Industries, Inc. (“KVH”) with the Securities and Exchange Commission (the “SEC”) on November 10, 2022, KVH was unable to compile in a timely manner the information required to prepare its Quarterly Report on Form 10-Q for the three months ending September 30, 2022 (the “Form 10-Q”) without unreasonable effort or expense. KVH did not file the Form 10-Q by November 14, 2022, the extended due date permitted by Rule 12b-25. KVH is continuing its efforts to file the Form 10-Q as soon as practicable.

On November 15, 2022, KVH received a notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of not having timely filed the Form 10-Q with the SEC, KVH is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires timely filing of all required periodic financial reports with the SEC.

The Notice indicated that, under Nasdaq Listing Rules, KVH has 60 calendar days to submit a plan to regain compliance with the Listing Rule. If Nasdaq accepts KVH’s plan, Nasdaq can grant an exception of up to 180 calendar days from the filing date for the Form 10-Q to regain compliance. KVH currently plans to file the Form 10-Q as soon as practicable or, in the event of delay, to timely submit a plan to regain compliance.

There is no assurance that KVH will file the Form 10-Q by any particular date or that Nasdaq will accept any plan that KVH may submit.

This report contains forward-looking statements that involve risks and uncertainties. For example, forward-looking statements include statements regarding the timing of the filing of the Form 10-Q, the submission of a plan to regain compliance with the Listing Rule and Nasdaq’s potential acceptance of such a plan. Actual results could differ materially from the results projected in or implied by the forward-looking statements made in this report. Factors that might cause these differences include, but are not limited to: the possibility of unanticipated delays that will prevent the filing of the Form 10-Q within the allotted 60-day period, the risk that the work necessary to complete the Form 10-Q is greater than anticipated or may involve the resolution of additional issues identified during the review process, the potential inability to file a plan to regain compliance in a timely manner, the risk of potential additional violations of Listing Rule 5250(c)(1), the risk that KVH may not respond adequately to further inquiries from Nasdaq, and the risk that Nasdaq will not accept any plan to regain compliance and will delist the KVH common stock. Other risk factors that may impact these forward-looking statements are discussed in more detail in KVH’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2022. Copies are available through the KVH Investor Relations department and website, investors.kvh.com. KVH does not assume any obligation to update these forward-looking statements to reflect new information and developments.
Item 7.01. Regulation FD Disclosure.
On November 21, 2022, the Company issued a press release, a copy of which is attached as Exhibit 99.1, regarding the Notice.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 21, 2022

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.
Date: November 21, 2022	By:	/s/ Roger A. Kuebel
Roger A. Kuebel
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated November 21, 2022